P R E S S R E L E A S E



         RCM TECHNOLOGIES, INC. ANNOUNCES RESULTS FOR THIRTY-NINE WEEKS
                    AND THIRTEEN WEEKS ENDED OCTOBER 1, 2005


November 9, 2005 -- RCM Technologies, Inc. (NNM: RCMT) today announced financial results for the thirty-nine weeks and thirteen weeks ended October 1, 2005.

The Company announced revenues of $133.8 million for the thirty-nine weeks ended October 1, 2005, up from $127.6 million for the forty weeks ended October 2, 2004 (same period a year ago). Net income for the thirty-nine weeks ended October 1, 2005 was $2.7 million, or $.23 per diluted share, as compared to net income of $2.4 million, or $.21 per diluted share, for the forty weeks ended October 2, 2004. For the thirty-nine weeks ended October 1, 2005, earnings before interest, income taxes, depreciation and amortization, or EBITDA, was $5.3 million, or $.45 per diluted share, as compared to $5.0 million, or $.43 per diluted share, for the forty weeks ended October 2, 2004.

Revenues were $43.4 million for the thirteen weeks ended October 1, 2005, up from $40.9 million for the thirteen weeks ended October 2, 2004 (same period a year ago). Net income for the thirteen weeks ended October 1, 2005 was $717,000, or $.06 per diluted share, as compared to net income of $766,000, or $.07 per diluted share, for the thirteen weeks ended October 2, 2004. For the thirteen weeks ended October 1, 2005, EBITDA was $1.4 million, or $.12 per diluted share, as compared to $1.6 million, or $.14 per diluted share, for the thirteen weeks ended October 2, 2004.

Revenues were $43.4 million for the thirteen weeks ended October 1, 2005, down sequentially from $46.3 million for the thirteen weeks ended July 2, 2005. Net income for the thirteen weeks ended October 1, 2005 was $717,000, or $.06 per diluted share, as compared to net income of $1.2 million, or $.10 per diluted share, for the thirteen weeks ended July 2, 2005. For the thirteen weeks ended October 1, 2005, EBITDA was $1.4 million, or $.12 per diluted share, as compared to $2.1 million, or $.18 per diluted share, for the thirteen weeks ended July 2, 2005.

The Company attributes the sequential decline in revenues and operating income from the second quarter to the third quarter of 2005 primarily to two different unexpected events and a seasonal factor. Specifically, during the early part of the third quarter, a client of the Company's Power Systems group abruptly terminated fully negotiated but unsigned contracts with RCM and other suppliers to that client and reduced the scope of several other ongoing projects with the Company and other suppliers. RCM estimates the termination of these contracts and reduction in scope of the ongoing projects reduced revenues to RCM in the third quarter by approximately $1.5 million. In addition, early in the third quarter approximately 20 of the Company's consultants completed a major project with a pharmaceutical client. RCM had previously expected the majority of those consultants to immediately start on another project, which did not ultimately commence until early in the fourth quarter. Consequently, revenues for the pharmaceutical project were approximately $700,000 less in the third quarter than in the second quarter. In addition, revenues from a major commercial services client, which virtually shuts down during the summer months, declined as expected by approximately $900,000 in the third quarter as compared to the second quarter.

Also, the Company experienced a substantial increase in legal fees in the third quarter for previously disclosed litigation in which the Company is both a defendant and a plaintiff. Legal fees related to this matter increased in the third quarter by approximately $290,000 and $260,000 as compared to the second and first quarters of 2005, respectively.

Leon Kopyt, Chairman and CEO of RCM, commented: "Although our revenue for the third quarter rose modestly compared to the same quarter a year ago, earnings and sales on a sequential basis were disappointing. We believe that the shortfall in this quarter, as we have explained above, can be remedied, and it does not affect our view of a more positive trend in activities and bookings going forward. At this time, RCM's pipeline remains strong and we are optimistic about 2006."


About  RCM
RCM  Technologies,  Inc.  is a  premier  provider  of  business  and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in the design, development and delivery of these solutions to commercial and government sectors for more than 30 years. RCM's offices are located in major metropolitan centers throughout North America. Additional information can be found at www.rcmt.com.

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, those relating to demand for the Company's services, expected demand for our services and expectations regarding our revenues, the Company's ability to continue to utilize goodwill, to continue to increase gross margins, to achieve and manage growth, to develop and market new applications and services, risks relating to the acquisition and integration of acquired businesses, demand for new services and applications, timing of demand for services, industry strength and competition and general economic factors. Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission.

                                Tables to Follow

                             RCM Technologies, Inc.
                        Consolidated Statements of Income
                                   (Unaudited)
                    (In Thousands, Except Per Share Amounts)

                                                               Thirty-Nine             Forty
                                                               Weeks Ended           Weeks Ended
                                                             October 1, 2005      October 2, 2004
                                                            ------------------    -----------------
Revenues                                                             $133,797             $127,555
Gross profit                                                           31,319               30,691
Selling, general and administrative                                    26,045               25,649
Depreciation and amortization                                             801                  905
Other expense                                                             178                  357
Income before income taxes                                              4,295                3,780
Income taxes                                                            1,577                1,349
Net income                                                             $2,718               $2,431

Earnings per share (diluted)
  Net income                                                             $.23                 $.21


                                                             Thirteen Weeks        Thirteen Weeks
                                                                  Ended                Ended
                                                             October 1, 2005      October 2, 2004
                                                            ------------------    -----------------
Revenues                                                              $43,391              $40,933
Gross profit                                                           10,153                9,964
Selling, general and administrative                                     8,711                8,322
Depreciation and amortization                                             273                  305
Other expense                                                              66                  116
Income before income taxes                                              1,104                1,221
Income taxes                                                              387                  455
Net income                                                               $717                 $766

Earnings per share (diluted)
  Net income                                                             $.06                 $.07

                             RCM Technologies, Inc.
                     Summary Consolidated Balance Sheet Data
                                   (Unaudited)
                                 (In Thousands)

                                                            October 1,          January 1,
                                                               2005                2005
                                                          ----------------    ---------------
Cash and equivalents                                               $4,685             $2,402
Accounts receivable                                                42,426             40,536
Working capital                                                    31,086             29,545
Goodwill                                                           38,237             35,843
Total assets                                                     $103,831             98,101
Senior debt                                                        $3,900              4,900
Total liabilities                                                 $30,087             28,156
Stockholders' equity                                              $73,744            $69,945

                             RCM Technologies, Inc.
           Reconciliation of EBITDA to Net Income and Cash Provided by
                              Operating Activities
                                   (Unaudited)

As used in this report, EBITDA means earnings before interest, income taxes, depreciation and amortization. We believe that EBITDA, as presented, represents a useful measure of assessing the performance of our operating activities. EBITDA is also used by our creditors in assessing debt covenant compliance. We understand that, although security analysts frequently use EBITDA in the evaluation of companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, as an alternative to net income as an indicator of our operating performance, nor as an alternative to any other measure of performance in conformity with generally accepted accounting principles. The following is a reconciliation of EBITDA to both net income and cash flow provided by operating activities.

                                                             Thirty-Nine             Forty
                                                             Weeks Ended          Weeks Ended
                                                           October 1, 2005      October 2, 2004
                                                          ------------------    -----------------
                                                                      (In Thousands)
                                                          ---------------------------------------
EBITDA                                                               $5,267               $5,037
Depreciation and amortization                                          (801)                (905)
Interest expense, net of interest income                               (171)                (352)
Income taxes                                                         (1,577)              (1,349)
                                                          ------------------    -----------------
Net income                                                           $2,718               $2,431
                                                          ==================    =================

Net income                                                           $2,718               $2,431
Adjustments to reconcile net income to cash
  provided by operating activities:
    Depreciation and amortization                                       801                  905
    Provision for losses on accounts receivable                        (110)                  63
Changes in operating assets and liabilities
    Accounts receivable                                              (1,762)              (1,408)
    Restricted cash                                                    (205)
    Prepaid expenses and other current assets                           806                  702
    Deferred tax assets                                                  82
    Accounts payable and accrued expenses                               693               (3,507)
    Accrued compensation                                             (1,039)                 110
    Payroll and withheld taxes                                         (524)                 726
    Income taxes payable                                              1,137                   63
                                                          ------------------    -----------------

Cash provided by operating activities                                $2,597                  $85
                                                          ==================    =================



                                                         Thirteen Weeks       Thirteen Weeks     Thirteen Weeks
                                                             Ended                 Ended             Ended
                                                        October 1, 2005       October 2, 2004       July 2, 2005
                                                       ----------------------------------------------------------
                                                                            (In Thousands)
                                                       ----------------------------------------------------------
EBITDA                                                             $1,440               $1,645            $2,128
Depreciation and amortization                                        (273)                (305)             (268)
Interest expense, net of interest income                              (63)                (119)               15
Income taxes                                                         (387)                (455)             (707)
                                                       -------------------   ------------------ -----------------
Net income                                                           $717                 $766            $1,168
                                                       ===================   ================== =================

Net income                                                           $717                 $766            $1,168
Adjustments to reconcile net income to cash
  provided by operating activities:
    Depreciation and amortization                                     273                  305               268
    Provision for losses on accounts receivable                       (91)                  93               (10)
Changes in operating assets and liabilities
    Accounts receivable                                               276                  172              (808)
    Restricted cash                                                   (57)                                  (148)
    Prepaid expenses and other current assets                         489                  910              (219)
    Deferred tax assets                                                82
    Accounts payable and accrued expenses                           1,469                 (453)             (437)
    Accrued compensation                                           (1,411)                (802)            1,777
    Payroll and withheld taxes                                       (196)                  59               359
    Income taxes payable                                              759                  199               210
                                                       -------------------   ------------------ -----------------

Cash provided by operating activities                              $2,310               $1,249            $2,160
                                                       ===================   ================== =================